EXHIBIT 24.1
POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James N. Sheehan, Jana L. Haynes, and Gary L. Jamison, with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 27, 2019, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ James P. Snee	Chairman of the Board, President, Chief Executive	November 25, 2019
James P. Snee	Officer, and Director
(Principal Executive Officer)

/s/ James N. Sheehan	Executive Vice President and Chief Financial Officer	November 25, 2019
James N. Sheehan	(Principal Financial Officer)

/s/ Jana L. Haynes	Vice President and Controller	November 25, 2019
Jana L. Haynes	(Principal Accounting Officer)

/s/ Prama Bhatt	Director	November 25, 2019
Prama Bhatt

	Director	November 25, 2019
Gary C. Bhojwani

/s/ Terrell K. Crews	Director	November 25, 2019
Terrell K. Crews

/s/ Glenn S. Forbes	Director	November 25, 2019
Glenn S. Forbes

/s/ Stephen M. Lacy	Director	November 25, 2019
Stephen M. Lacy

/s/ Elsa A. Murano	Director	November 25, 2019
Elsa A. Murano

/s/ Robert C. Nakasone	Director	November 25, 2019
Robert C. Nakasone

/s/ Susan K. Nestegard	Director	November 25, 2019
Susan K. Nestegard

/s/ William A. Newlands	Director	November 25, 2019
William A. Newlands

/s/ Dakota A. Pippins	Director	November 25, 2019
Dakota A. Pippins

/s/ Christopher J. Policinski	Director	November 25, 2019
Christopher J. Policinski

/s/ Jose L. Prado	Director	November 25, 2019
Jose L. Prado

/s/ Sally J. Smith	Director	November 25, 2019
Sally J. Smith

/s/ Steven A. While	Director	November 25, 2019
Steven A. White